                                                                     EXHIBIT 11

                             WYNN'S INTERNATIONAL, INC.

                 COMPUTATION OF NET INCOME PER COMMON SHARE - BASIC

                                            Year ended December 31
                                 --------------------------------------------
                                     1997             1996            1995
                                 -----------      -----------     -----------
Income from continuing           $25,894,000      $21,301,000     $16,701,000
operations
Discontinued operations:
  Income (loss) from operations       --               16,000      (1,258,000)
  Income (loss) on disposal          319,000         (879,000)         --
                                 -----------      -----------     -----------
Net income                       $26,213,000      $20,438,000     $15,443,000
                                 -----------      -----------     -----------
                                 -----------      -----------     -----------
  Weighted average number
  of shares outstanding           19,649,234       20,462,702      20,059,265

Income per common share:
  Continuing operations                $1.32            $1.04            $.83
  Discontinued operations:
    Income (loss) from operations     --               --                (.06)
    Income (loss) on disposal            .01             (.04)         --
                                 -----------      -----------     -----------
Net income per common share            $1.33            $1.00            $.77
                                 -----------      -----------     -----------
                                 -----------      -----------     -----------

                                                                     EXHIBIT 11
                                                                    (Continued)

                    COMPUTATION OF NET INCOME PER COMMON SHARE -

                                 ASSUMING DILUTION

                                            Year ended December 31
                                       -------------------------------------
                                          1997         1996         1995
                                       -----------  -----------  -----------
Income from continuing operations      $25,894,000  $21,301,000  $16,701,000
Net interest expense from
     convertible bonds                     --           --            44,000
                                       -----------  -----------  -----------
Net earnings from continuing
 operations for purposes of dilution    25,894,000   21,301,000   16,745,000
Discontinued operations:
 Income (loss) from operations             --            16,000   (1,258,000)
 Net interest expense from
  convertible bonds                        --           --            15,000
                                       -----------  -----------  -----------
  Net earnings from discontinued
   operations for purposes of dilution     --            16,000   (1,243,000)

  Income (loss) on disposal                319,000     (879,000)      --
                                       -----------  -----------  -----------

Net income                             $26,213,000  $20,438,000  $15,502,000
                                       -----------  -----------  -----------
                                       -----------  -----------  -----------

 Weighted average number of shares
  outstanding                           19,649,234   20,462,702   20,059,265
 Net shares assumed issued using the
  treasury stock method for stock
  options outstanding during each
  period based on average market price
                                           648,065      654,037      440,415
 Net shares assumed issued for
  performance shares pending issuance
  based on satisfaction of vesting
  requirements                               7,634      --            --
Dilutive effect of assumed
 conversion of bonds outstanding             --         --           235,705
                                       -----------  -----------  -----------
Diluted shares                          20,304,933   21,116,739   20,735,385
                                       -----------  -----------  -----------
                                       -----------  -----------  -----------

Income per common share:
  Continuing operations                      $1.28        $1.01         $.81
  Discontinued operations:
    Income (loss) from operations            --         --              (.06)
    Income (loss) on disposal                  .01         (.04)      --
                                       -----------  -----------  -----------
  Net income                                 $1.29         $.97         $.75
                                       -----------  -----------  -----------
                                       -----------  -----------  -----------

Note: The above calculations reflect for all periods the three-for-two stock splits to stockholders of record in December 1997, December 1996 and December 1995.

                                     II-8